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                                                                 EXHIBIT (8)(QQ)

                    RULE 22C-2 CUSTOMER INFORMATION AGREEMENT

      ML Life Insurance Company of New York (hereinafter referred to as "Intermediary") and the trusts, corporation and related entities executing this Agreement ("Fund") have previously entered into a Participation Agreement to offer Fund as an investment option under Intermediary's variable annuity and/or life insurance contracts and/or the related agreements listed on Schedule A hereto. This Rule 22c-2 Customer Information Agreement ("Customer Information Agreement") describes, among other things, the rights and obligations of the parties hereto with respect to certain customer information to be provided to Fund, or a Fund's transfer agent or other entity designated in writing by Fund (collectively Fund's "Designee"), by or on behalf of Intermediary in connection with the processing of Intermediary's customers' purchase, redemption, transfer and exchange transactions in accounts maintained with respect to the Fund subject to the Participation Agreement.

      Prior to the effective date of this Customer Information Agreement, the Fund and the Intermediary agree that any request made to the Intermediary by the Fund for Customer transaction information, and the Intermediary's response to such request, shall be governed by the practices the Fund and the Intermediary had utilized in the absence of a formal agreement, if any, to govern such requests.

      As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

      The term "Intermediary" shall mean an insurance company separate account.

      The term "Fund" shall mean an open-end management investment company that is registered or required to register under Section 8 of the Investment Company Act of 1940 and includes (i) an investment adviser to, administrator or shareholder servicing agent for the Fund; (ii) the principal underwriter or distributor for the Fund; or (iii) the transfer agent for the Fund. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

      The term "Shares" means the interests of Customers corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

      The term "Customer" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

      The term "Customer-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Customer that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a


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Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

      The term "Customer-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Customer that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payments, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs;
(ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

      The term "written" includes electronic writings and facsimile transmissions.

      Accordingly, in consideration of the mutual covenants herein contained, the parties hereto intending to be legally bound agree as follows:

1.    CUSTOMER INFORMATION

      (a) AGREEMENT TO PROVIDE INFORMATION. Intermediary agrees to provide the Fund or its Designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number associated with the Customer, if known, of any or all Customer(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary with the Fund during the period covered by the request. As specifically requested by the Fund or Fund's Designee in writing, the Intermediary shall only be required to provide underlying Contract activity information relating to Customer-Initiated Transfer Purchases or Customer-Initiated Transfer Redemptions.

      (b) PERIOD COVERED BY REQUEST. As mutually agreed upon by the parties, the Fund or Fund's Designee may request in writing transaction information as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund (the "Market Timing Policies").

      (c) TIMING OF REQUESTS. Fund requests for Customer information shall be made no more frequently than quarterly except as the Fund deems necessary to investigate compliance with the Fund's Market Timing Policies. Any requests made more frequently than quarterly shall be made in writing and mutually agreed upon.

      (d) FORM AND TIMING OF RESPONSE.

            (1) Intermediary agrees to provide, promptly upon written request of the Fund or its designee, the requested information specified in 1(a). If such request covers a period ninety (90) to one hundred eighty (180) days prior to the date of the request,


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Intermediary agrees to use its best efforts to provide the information specified in 1(a) within five (5) to ten (10) business days. If such request covers a period older than 180 days prior to the date of the request, Intermediary will provide the information as soon as reasonably practicable, as agreed to by the parties at the time of Intermediary's receipt of the request for information from the Fund or its designee. If Intermediary determines during the course of investigation that due to the scope of the request, Intermediary will need additional time to provide the requested information, Intermediary shall promptly notify Fund. If requested by the Fund or its Designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 1(a) is itself a financial intermediary ("indirect intermediary") and, upon further written request of the Fund or its designee, promptly either:
(i) provide (or arrange to have provided) the information set forth in 1(a) for those Customers who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

            (2) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or Fund's Designee and the Intermediary; and

            (3) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

2. LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

      (a) Fund acknowledges that (i) the purpose for providing Intermediary's Customer Information (as defined in 1(a)) to Fund or Fund's Designee is to better enable Fund and/or Fund's Designee to monitor for violations of the Fund's Market Timing Policies by Intermediary's customers, and (ii) Fund or Fund's Designee is responsible for determining when Fund or the Fund's Designee need Intermediary's assistance in monitoring and enforcing the Fund's Market Timing Policies through a request for Customer Information pursuant to paragraph 1 or an instruction to prohibit further purchases or exchanges pursuant to paragraphs 5 and 6 hereunder.

      (b) Notwithstanding anything herein to the contrary, to the extent Fund or Fund's Designee receives Customer Information or any other Confidential Information pursuant to this Agreement (as defined below, and together with the Customer Information hereinafter referred to as the "Data"), Fund covenants, represents and warrants for Fund, Fund's Designee and any parent, subsidiary or affiliate of either that: (i) Fund shall not use any such Data except to the extent necessary to carry out the purpose of this Agreement and for no other purpose (including, without limitation, any marketing, sales or other promotional efforts by any of Fund) or; (ii) Fund shall not disclose any such Data to any unaffiliated third party, including, without limitation, Fund's third party service providers without Intermediary's prior written consent and an agreement in writing from the third party to use or disclose any data received from Fund's financial intermediaries in response to requests from the Fund for data pursuant to Rule 22c-2 only to the extent necessary to assist the Fund to comply with Rule 22c-2 and for no other purposes; (iii) Fund shall maintain, and shall require all third parties approved under clause (ii) to maintain, effective information security measures to protect the Data from unauthorized


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disclosure or use; and (iv) Fund shall provide Intermediary with information regarding such security measures upon Intermediary's reasonable request and promptly provide Intermediary with information regarding any failure of such security measures or any security breach related to the Data. For the purposes of this Agreement, "Confidential Information" means the nonpublic personal information (as defined in 15 U.S.C. Section 6809(4)) of the customers of Intermediary (and/or Intermediary's parent, affiliated or subsidiary companies) received by Fund or Fund's Designee under the terms of this Agreement including, but not limited to: (a) an individual's name, address, e-mail address, IP address, social security number, and/or telephone number; (b) the fact that an individual has a relationship with Intermediary and/or Intermediary's parent, affiliated or subsidiary companies; or (c) an individual's other account information.

      (c) Intermediary hereby agrees that this Agreement constitutes Intermediary's prior written consent, as required by Section 2(b) and 2 (c) of this Agreement, to the transmittal of Data via SunGard Institutional Brokerage's SunGard Transaction Network 22c-2 Services and the National Securities Clearing Corporation.

      (d) Fund explicitly acknowledges that all of the Data is Intermediary's exclusive property and shall remain so notwithstanding any release thereof in accordance with the terms of this Agreement.

      I would prefer to delete this paragraph as:

      1. It is very unlikely that we would get this type of information upon a request for transaction data pursuant to Rule 22c-2

      2. We do receive certain of this information from Merrill in a daily spreadsheet & it is used for sales tracking purposes which is known and permitted by Merrill. This is completely separate from any transaction information that will be requested for Rule 22c-2 which will go to SunGard. This paragraph as originally written covered information, other than "Data" requested pursuant to Rule 22c-2, received pursuant to any agreement with Merrill, and required that all information received under any agreement only be used for the purposes of complying with this Agreement. Although I have narrowed it to cover only information, other than "Data" requested pursuant to Rule 22c-2, I am reluctant to include it given the information we receive and use for sales tracking.

      (e) Fund shall safeguard and preserve as confidential and not use, except as expressly provided in this Agreement, any or all non-public information received pursuant to this Agreement, other than the Data provided pursuant to, or in connection with, this Agreement to Fund or Fund's Designee, including, but not limited to, Intermediary's affiliate's branch office names and identification numbers, Merrill Lynch Financial Advisor names, as well as Intermediary's affiliate's, parent's or subsidiary's systems, business, plans and operations, which information collectively shall include any such information that is orally disclosed to Fund or Fund's Designee pursuant to this Agreement, or learned by Fund or Fund's Designee while on Intermediary's premises in connection with this Agreement and its subject matter.

      (f) Except as expressly provided for herein, Fund will not, without first obtaining Intermediary's prior written consent, disclose to any unaffiliated person, firm or enterprise that is not under an obligation of confidentiality to the Fund or its Designee, or use for Fund's benefit, any Data received pursuant to this Agreement. Fund and Fund's Designee, if any, shall limit


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Fund's disclosure of the Data received pursuant to this Agreement to as few persons as possible and only to those persons with a need to know that are Fund's or Fund's Designee's employees or independent contractors engaged by Fund or Fund's Designee and subject to an agreement to maintain the confidentiality of information provided to such independent contractors. Fund and Fund's Designee, if any, shall take all steps necessary to prevent disclosure of any Data received pursuant to this Agreement in a manner consistent with Fund's obligations under this Agreement. Fund and Fund's Designee, if any, shall have no obligation with respect to particular information to the extent, but only to the extent, that such information: (i) is demonstrably known to Fund or Fund's Designee at the time it is obtained from Intermediary, free from any obligation to keep such information confidential; (ii) is or becomes publicly known through no wrongful act of Fund or Fund's Designee's or without breach of any terms and conditions of this Agreement; (iii) is rightfully received from a third party without restriction and without breach of any terms and conditions of this Agreement; or (iv) independently developed by Fund or Fund's Designee in the ordinary course of business outside of this Agreement, (v) generally employed by the trade at the time that Fund or Fund's Designee learns of such information; or (vi) is required to be disclosed by law, regulation, (other than in the course of a routine regulatory examination or request) or court order (provided that, if legally permitted to do so, Fund or Fund's Designee shall promptly notify Intermediary of any such use or requirement prior to disclosure in order to afford such Intermediary an opportunity to seek a protective order to prevent or limit public disclosure of the information).

(g ) Upon Intermediary's request, Fund and Fund's Designee, if any, shall promptly return the Data (and any copies, extracts, and summaries thereof) to Intermediary, or, with Intermediary's written consent, shall promptly destroy, in a manner satisfactory to Intermediary, such materials (and any copies, extracts, and summaries thereof) and shall further provide Intermediary with written confirmation of same.

3. REMEDIES. Fund and Fund's Designee acknowledge that in the event of a breach or threatened breach of this Agreement, Intermediary may have no adequate remedy at law, and, accordingly, shall be entitled to obtain an injunction against such breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver of or a prohibition against any other legal or equitable remedies in the event of a breach of a provision of this Agreement. Intermediary shall be entitled to legal damages and/or equitable relief from Fund as well as from Fund's Designee for any breach of this Agreement by Fund's Designee.

4. ADOPTION OF INTERMEDIARY'S MARKET TIMING POLICIES. If Fund considers, at any time, the adoption of Intermediary's or Intermediary's affiliate(s) Market Timing Policies in lieu of the Fund's Market Timing Policies for Customers investing through Intermediary, Fund shall provide Intermediary written notice of any such consideration at least 90 (ninety) days in advance of implementing any such policy and secure Intermediary's prior written consent to such arrangements.

5. AGREEMENT TO RESTRICT TRADING. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Customer that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued


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by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Customer-Initiated Transfer Purchases or Customer-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions shall in writing and sent to Intermediary mligpricing@win.ml.com or facsimile at 904-218-7203:

Instructions shall be in writing and sent to Intermediary at:

      Merrill Lynch Insurance Group Services, Inc.
      Attention:  Service Center Controller
      4802 Deer Lake Drive
      Jacksonville,  FL  32246

      with a copy to:

      Financial Data Services, Inc.
      Attention:  President
      4800 Deer Lake Drive East
      Jacksonville, Florida 32246

6. FORM OF INSTRUCTIONS. Instructions must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Customer, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Customer is not known, the instructions must include an equivalent identifying number of the Customer(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Intermediary, in addition to any written instructions to prohibit further purchases or exchanges of Shares by Customer, Fund agrees to identify for the Intermediary those trades of the contract holder that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

7. TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

8. CONFIRMATION BY INTERMEDIARY. Intermediary must provide written confirmation to the Fund that instructions to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

9. NOTICE. All notices in connection with this Agreement shall be in writing and sent to Intermediary at:

      Merrill Lynch Insurance Group, Inc.
      Attention:   General Counsel
      1700 Merrill Lynch Drive, 3rd Floor
      Pennington,  NJ  08534


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      Financial Data Services, Inc.
      Attention:  President
      4800 Deer Lake Drive East
      Jacksonville, Florida 32246

      , and sent to Fund at the address Fund has provided at the end of this Agreement.

Notice shall be deemed to have been given on the date it was delivered personally to the other party or any officer or was either received by express delivery or telecopy (with receipt) by the other party at its address specified in this Agreement. Either party may change the address to which notices to it shall be sent by giving notice thereof in accordance with this provision.

10. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

11. TERMINATION. This Agreement will terminate upon the termination of the Fund Participation Agreements except as specifically provided in paragraph 15.

12. GOVERNING LAW. The validity of this Agreement, the construction and enforcement of its terms, and interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York without giving effect to provisions relating to conflict of laws.

13. NAMING OF A DESIGNEE. If Fund desires to name an entity as a "Designee" for the purposes of this Agreement, Fund shall do so in writing in advance of the provision of any Data to that entity. Fund shall be fully responsible for Fund's Designee's compliance with the terms and conditions of this Agreement. Intermediary hereby acknowledges and agrees that this Agreement constitutes prior written notice to Intermediary that each entity included in the definition of Fund in this Agreement may also be considered a Designee.

14. AMENDMENT. No modification, amendment, supplement to, or waiver of this Agreement or any of its provisions or any schedule hereto shall be binding upon the parties hereto unless made in writing and duly signed by the party against whom enforcement thereof is sought. Intermediary's failure or delay to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions of this Agreement.

15. SEVERABILITY. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provision(s) shall be replaced by a mutually acceptable provision(s), which being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision(s).


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16. SURVIVAL OF TERMINATION. The following paragraphs shall survive the termination of this Agreement: 2, 3, 8, 11, 12, and this paragraph 16.

17. EFFECTIVE DATE. This Agreement shall become effective as of the later of dates set forth below when executed by each of the parties hereto.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.


-------------------------------------
By:
Title:
ML Life Insurance Company of New York

JPMORGAN DISTRIBUTION SERVICES, INC.
1111 Polaris Parkway
Columbus, OH 43240

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------

JPMORGAN TRUST  I
JPMORGAN TRUST   II,
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
J.P. MORGAN FUND MUTUAL FUND GROUP
J.P. MORGAN FUND MUTUAL FUND INVESTMENT TRUST
UNDISCOVERED MANAGERS FUNDS

245 Park Avenue
New York, NY 10167

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------


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JPMORGAN VALUE OPPORTUNITIES FUND INC.
1101 Vermont Avenue, NW
Washington, DC 20005

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------

JPMORGAN INVESTMENT ADVISORS INC.
1111 Polaris Parkway
Columbus, OH 43240

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------


JPMORGAN INVESTMENT ADVISORS INC.
1111 Polaris Parkway
Columbus, OH 43240

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------


J.P. MORGAN INVESTMENT MANAGEMENT INC.
245 Park Avenue
New York, NY 10167

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------


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SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED
10 South Dearborn
Chicago, IL  60603

By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

Date:
     --------------------------------


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